EXHIBIT 10.3

                      WEBSITE DEVELOPMENT AGREEMENT

     This Website Development Agreement (the "Agreement") is entered into and effective as of this 24 day of February, 2000, by and between THE AUGUST GROUP, INC. a Delaware corporation ("Developer") and N-GEN
SOLUTIONS.COM, INC., a Delaware corporation ("Client").

                                RECITALS

     WHEREAS, Developer is in the business of developing and maintaining custom web sites for third party end-users; and

     WHEREAS, Client desires to have Developer develop its portal site located at URL www.ngensolutions.com and at www.learningwire.com and provide other deliverables which will perform specific applications, upon the terms and conditions set forth herein; and

     WHEREAS, Developer desires to develop the portal site and provide the deliverables for the Client, upon the terms and conditions set forth herein;

     NOW THEREFORE, in consideration of the mutual promises and covenants described herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                         ARTICLE I - DEFINITIONS

     For the purposes of this Agreement, the following terms shall have the stated meanings:

     1.01. "DELIVERABLES" shall mean the collection of services, HTML documents, database schema, Third Party Licenses, data, User Documentation and related files to be provided by Developer in connection with development of the Portal Site, including, without limitation, the items specified in each Statement of Work.

     1.02. "INTELLECTUAL PROPERTY" shall mean patents, copyrights, trademarks, service marks, trade dress rights, trade secret rights, logos, ideas, inventions, know-how, data processing techniques, software, code, source code, object code, user documentation, and any other intellectual property or proprietary rights in or related to any party's company, business or assets.

     1.03. "PORTAL SITE" shall mean the bundle of Deliverables, to be developed by Developer and delivered to Client.

     1.04. "STATEMENT OF WORK" shall mean a specified project to be performed by Developer for Client under the terms of this Agreement and pursuant to a memorandum describing the Statement of Work between Developer and Client, which shall specify work to be performed,

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schedule for the work, fixed price payable for performance (the "Task
Price") and the schedule for invoice and payment. The cost of materials, services, Third Party Licenses, and taxes shall be incorporated in the agreed Task Price. Each Statement of Work shall be a separate component of this Agreement. Where the terms of a Statement of Work vary from this Agreement, the Statement of Work shall govern. Statements of Work shall be executed by the parties, and attached hereto as Exhibits A-1, A-2, et seq.

     1.05. "TASK" shall mean the services to be performed by Develop for Client pursuant to a specific Statement of Work.

     1.06. "THIRD PARTY LICENSES" shall mean any rights licensed to Client by any third party not under the control of Developer, and shall include all such rights to use third party Intellectual Property as shall be required for the Client to obtain the intended practical benefit from the use of the Deliverables, without infringement upon the Intellectual Property of any third party.

     1.07. "USER DOCUMENTATION" shall mean such documentation that Developer has agreed to provide Client that is described in the Specifications, hereinafter defined below, or in a Statement of Work to enable Client and Client's agents and customers to use the Deliverables incorporated into the Portal Site.

     1.08. "WEBSITE" shall mean the publicly available proprietary Internet website location, to be developed by Developer and owned exclusively by Client, which is located at URL www.learningwire.com and at www.ngensolutions.com

                  ARTICLE II - DESCRIPTION OF SERVICES

     2.01. DELIVERY OF DELIVERABLES. Developer agrees to develop, perform, and deliver to Client the Deliverables described in the Statement of Work.

     2.02. TIMELY DELIVERY. Deliverables shall timely be delivered to Client, as specified in the Statement of Work. Delivery shall have been effected, when the Deliverables on the Client's servers function in accordance with the specifications in the applicable Statement of Work and Developer has delivered User Documentation in accordance with the specifications in such Statement of Work. (Such Deliverable and User Documentation specifications, as may be supplemented by general requirements and specifications, are attached as Exhibits B-1, B-2, et. seq., as may be applicable and are hereinafter referred to as "Specifications").

     2.03.     ACCEPTANCE TESTING.

          (a) Upon delivery of Deliverables, Client, with Developer's assistance, shall test the Deliverables and shall review the User Documentation, to determine that the Deliverables and User Documentation comply in all material respects with the applicable Specifications and applicable Statement of Work (the "Acceptance Testing"). Acceptance Testing shall be performed

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in accordance with the development schedule described on such Statement of
Work, and completed within forty-five (45) days of Developer's delivery of the Deliverables (the "Acceptance Testing Period"). If delivery of the Deliverables to be tested occurs later than scheduled, as a direct result of Developer's delay, the Acceptance Testing Period may be extended by the Client, for a period not to exceed the period of delay in delivery.

          (b) Unless Client delivers to Developer written notice (the "Noncompliance Notice") describing the manner in which the Deliverables and User Documentation fail to comply with the applicable Specifications and applicable Statement of Work prior to conclusion of the Acceptance Testing Period, the Deliverables and User Documentation shall be deemed accepted by Client on the last day of the Acceptance Testing Period, as may be extended. If Client delivers to Developer a Noncompliance Notice, such Deliverables and User Documentation shall be deemed rejected.

          (c) Within thirty (30) days after delivery of the Notice of Noncompliance, Developer shall deliver compliant Deliverables and User Documentation that comply with the Specifications and Statement of Work. Following receipt of revised Deliverables and User Documentation, Client shall have a further period of fifteen (15) days for Acceptance Testing and the provisions of Section 2.03(b) and this Section 2.03(c) shall govern the acceptance or rejection of such Deliverables and User Documentation.

     2.04. DEVELOPER PERSONNEL. Developer may assign, reassign and substitute personnel, provided that any reassignment or substitution shall not interfere with Developer's performance of this Agreement.

     2.05. REIMBURSABLE EXPENSES. Developer shall invoice Client within thirty (30) days, and Client shall pay within fifteen (15) days from receipt of invoice, all reasonable travel expenses (including lodging and meals) in connection with necessary travel approved by Client. Commercial transportation shall be reimbursed at economy or tourist rates for travel approved by Client in advance of the travel. Travel by automobile shall be reimbursed by Client based upon Client's standard rate for mileage reimbursement.

     2.06 TAXES.   Client shall pay all taxes, duties and levies of any
governmental entity, exclusive of taxes on Developer's net income. If Client claims exemption from any taxes resulting from this Agreement, Client shall provide Developer with documentation required by the taxing authority to support an exemption.

     2.07 ACCESS TO FACILITIES. Client grants Developer access to Client's facilities and proprietary information and data, at all reasonable times, for purposes reasonably related to performance of Tasks.

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     2.08      CONFIDENTIALITY.

          (a) Each party hereto shall keep confidential, and not disclose or permit access to, all confidential or proprietary information of the other party which is disclosed to or learned by it, including, without limitation, confidential or proprietary business records, financial information, trade secrets (including, without limitation, customer lists and price lists), Intellectual Property, strategies, or methods or practices of such other party (collectively, the "Confidential Information"), without the written consent of the other party. Notwithstanding the foregoing, each party may disclose or permit access to the Confidential Information, to the extent required to provide services to the other party.

          (b) No party shall have any obligation under this Agreement to maintain in confidence any Confidential Information which (i) is in the public domain at the time of disclosure; (ii) is in the possession of such party free of any obligation of confidence prior to the time of disclosure;
(iii) though originally Confidential Information, subsequently becomes part of the public knowledge through no fault of such party, as of the date of its becoming part of the public knowledge; (iv) though originally Confidential Information, subsequently is rightfully received by such party without obligations of confidence from a third party who is free to disclose the information, as of the date of such third-party disclosure; or
(v) is independently developed by such party without the use of any Confidential Information, as of the date of such independent development

          (c) This Agreement shall not be breached by disclosure pursuant to a valid governmental, judicial or administrative order; PROVIDED HOWEVER, that the disclosing party shall have made a reasonable attempt to obtain an appropriate confidentiality order and shall have promptly notified the other party of the disclosure order.

          (d) Each party shall advise its employees and agents of the confidential and proprietary nature of the Confidential Information and the confidentiality covenants herein.

          (e) Each party acknowledges that each other party hereto may, as a result of its receipt of or exposure to Confidential Information, increase or enhance the knowledge and experience retained in the unaided memories of each of their directors, employees, agents or contractors. No party shall: (i) intentionally use the Confidential Information for the purpose of creating a residual or copy of the same; or (ii) avoid its obligation to maintain the confidentiality of Confidential Information merely by having a person commit such item to memory so as to reduce it to an intangible form. No party shall have any rights in any business endeavors of any other party that may use such Confidential Information in breach of this Agreement nor any right to compensation related to a party's use of such Confidential Information in breach of this Agreement.

          (f) Developer shall not directly or indirectly, disclose to a third party, establish a relationship with or on the behalf of a third party, or receive compensation for, any interest in, investment, merger, acquisition, joint venture, advisory, agency, or vendor relationship with any

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of the parties set forth on Exhibit C.

     2.09 NON-COMPETITION. Developer shall not assist a third party, either directly or indirectly, in development of a portal site which competes with Client's Portal Site in the education and learning market. Developer shall not circumvent, or interfere or establish business relationships with any suppliers listed on Exhibit C.

     2.10 TRAINING. As requested by Client, Developer shall provide initial training in operation of the Deliverables to Client's operating employees and/or agents (the "OPERATORS"). Client is responsible to select Operators who are qualified to operate the Deliverables on Client's equipment.

             ARTICLE III - OWNERSHIP AND PROPRIETARY RIGHTS

     3.01. CLIENT'S OWNERSHIP. Except as specifically provided herein, Developer acknowledges that it has no right or interest in the following property of Client:

          (a) WEBSITE AND PORTAL SITE. Except as provided in Section 3.02, Client shall retain all right, title and interest, including Intellectual Property rights, in the WebSite and Portal Site. Except as provided in Section 3.02, all materials, products and modifications developed or prepared by Developer under this Agreement, including, without limitation, forms, images and viewable text, any HTML elements relating thereto, and software, including Deliverables, as well as modifications and updates, and Intellectual Property encompassed in the Website and Portal Site are the property of Client, and shall be considered works made for hire by Developer for Client. To the extent that title to any such works may not, by operation of law, vest in Client or such works may not be considered to be works made for hire, all right, title and interest therein are hereby irrevocable assign to Client by Developer.

          (b) CLIENT'S CONTENT. The materials provided by Client, including Intellectual Property, user information, images, illustrations, graphics, printed materials, procedural and technical developments, software, data and other materials ("Client's Content"), which Client shall permit Developer to use to perform this Agreement, are the exclusive property of Client. Developer shall have a limited license to use, reproduce, derive derivative works from, perform and display Client and Intellectual Property, solely for the purpose to facilitate Developer's performance of its duties hereunder.

          (c) SOURCE CODE AND OBJECT CODE. Except as provided in Section 3.02, the following is the property of Client, to be used by Client in such manner as Client shall determine, including, without limitation, derivation of derivative works therefrom which Client shall exclusively own:

               (1) the source code and object code developed by Developer specifically for the Portal Site; and,

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               (2)  modified or customized code required specifically for the Portal Site of the core set of E-commerce enabling source and object code and SuiteTools(TM) (defined as Internet based office and sales automation software) source and object code developed by the Developer, including future versions or releases.

          Developer shall deliver to Client the source code, object code, test plans, test cases, test code, design documents, project plans, functional specifications, documentation of source code, build instructions, install instructions, and all other related documentation within thirty (30) days of Client's request. Such source code and object code shall be in form suitable for Client's use, including modification thereof or derivation of derivative works.

     3.02 DEVELOPER'S OWNERSHIP. Except as provided herein, Client acknowledges that it has no right or interest in the following property of Developer.

          (a) DEVELOPER'S CONTENT. Materials provided by Developer in order to perform this Agreement, including Intellectual Property, portal development knowledge, experience, software, data and other materials ("Developer's Content").

          (b) SOFTWARE. Any software used for the development of the Portal Site that Developer owned before this Agreement, including, but not limited to, the core set of E-commerce enabling and SuiteTools(TM) (defined as Internet based office and sales automation software) source and object code developed by the Developer, including future versions or releases (the "Software"), and all Intellectual Property rights, including all patent, trademark, copyright and trade secret rights in and to such Software, and all source code and object code of such Software, belong to and shall remain exclusively with Developer except as provided herein or otherwise required by law. All modifications or enhancements to Software shall be and remain exclusively owned by and the property of the Developer and shall be subject to the terms of this Agreement. Developer shall place into escrow the source code and object code of the Software within thirty (30) days of Client's request.

          (c)  CLIENT'S USE OF SOFTWARE, DEVELOPER'S CONTENT AND
DEVELOPER'S INTELLECTUAL PROPERTY. Developer hereby grants to Client the following:

               (1) a perpetual, irrevocable, non-exclusive, royalty free license for Client or its agents or assigns to use, reproduce, derive derivative works from, perform, display, modify, copy, transfer and maintain the Developer's Content, Software or Intellectual Property in conjunction with the operation, maintenance and updating of the WebSite and Portal Site; provided however, this Agreement does not give Client the right or license to reproduce, translate, rearrange, modify, enhance, display, sell, lease, sublicense, distribute or otherwise transfer the Software, in whole or in part except as it pertains to the full-functioning Portal site. Client shall not decompile, reverse-assemble, or reverse-compile the Software in whole or in part, nor investigate, research, or pursue any course of effort to acquire knowledge about the logic or structure of the Software for the purpose of redistributing any portion of the Software.

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               (2)  the right to assign the Portal Site as a whole
including the entire set of e-commerce enabling and SuiteTools(TM) (defined as Internet based office and sales automation software) source and object code, and technologies related to the Portal Site that in any way constitute, contribute, or are essential to the integrity and full-functioning of Portal Site and in absence of, would limit the ability of Portal Site to conduct business with customers, suppliers, representatives or other parties not defined herein but deemed as stakeholders by Client to a full functioning Portal Site; provided however that any assignee shall agree in writing to be bound by the terms and conditions of this Agreement as provided for in Section 6.01.

     3.03. THIRD PARTY INTELLECTUAL PROPERTY. Developer warrants that none of the Deliverables, when delivered, and none of the use of such Deliverables, shall infringe upon the Intellectual Property rights of any third party. Developer shall obtain for Client all Third Party Licenses which shall be required for Client to use the Deliverables without infringement.

     3.04. PROHIBITED CONTENT. Neither Client nor Developer shall deliver to each other any content which is defamatory, harassing, grossly offensive, malicious or pornographic.

    ARTICLE IV - WARRANTIES, REMEDIES, AND LIMITATIONS OF WARRANTIES
                              AND REMEDIES

     4.01.     WARRANTIES.

          (a) PERFORMANCE OF DELIVERABLES. Developer warrants that the Deliverables shall substantially perform in accordance with the Specifications of the Statement of Work, for one year after acceptance. THIS WARRANTY SHALL BE VOID, TO THE EXTENT OF ANY CLIENT MODIFICATIONS, IF CLIENT MODIFIES OR CHANGES THE SOURCE CODE, OBJECT CODE OR OTHER DELIVERABLES, WITHOUT ASSISTANCE OF DEVELOPER. This Warranty shall not extend to derivative works, derived without assistance of Developer.

          (b) WARRANTIES. Each party hereto hereby represents and warrants to the other party hereto as follows:

               (1) OWNERSHIP OF INTELLECTUAL PROPERTY, DEVELOPER'S OR CLIENT'S CONTENT AND SOFTWARE. Such party owns or otherwise has rights to use the Intellectual Property, Developer's Content or Client's Content, as applicable, and Software which such party shall provide to the other in connection with the performance of this Agreement.

               (2) POWER AND AUTHORITY. Such party has the requisite power and authority to enter into and fully perform its obligations under this Agreement and that all required corporate action has been taken to authorize the execution, delivery and performance of this Agreement.

               (3) VALID AND BINDING OBLIGATION. This Agreement constitutes legal, valid and binding obligations of such party, enforceable against such party in accordance with their respective terms.

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               (4)  ACCURACY OF REPRESENTATIONS. The accuracy of such
party's representations contained in this Agreement.

     4.02. DISCLAIMER OF WARRANTY. EXCEPT AS SPECIFICALLY SET FORTH IN SECTIONS 3.03, 4.01 AND 4.03, DEVELOPER MAKES NO OTHER WARRANTIES, INCLUDING, WITHOUT LIMITATION, EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED.

     4.03. LIMITATIONS OF WARRANTY. Developer shall have no product or service warranty obligation for malfunctions or errors attributable to equipment malfunction, use of Deliverables contrary to the User Documentation, acts of God, strikes, power failure, telephone service failure, war, insurrection or other force majeure. Developer's sole liability for breach of the warranty set forth in Section 4.01(a) shall be correction of the errors or replacement of the Deliverables with Deliverables that substantially perform in accordance with the applicable Specifications and Statement of Work. Replacement Deliverables are warranted for the longer of the remaining warranty period or ninety (90) days from acceptance of delivery of replacement deliverables in accordance with the acceptance procedures set forth in Article II.

     4.04. NO CONSEQUENTIAL DAMAGES. EXCEPT FOR BREACH OF THE COVENANTS OF CONFIDENTIALITY AND NON-COMPETITION SET FORTH IN SECTIONS 2.08 AND 2.09 AND THE OBLIGATIONS OF INDEMNIFICATION FOR INFRINGEMENT PURSUANT TO SECTION 4.06, NEITHER PARTY SHALL BE LIABLE FOR ANY INCIDENTAL, SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES, LOSS OF BUSINESS, LOSS OF PROFITS, OR LOSS OF GOODWILL RELATING TO OR ARISING FROM ANY BREACH OF THIS AGREEMENT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGES.

     4.05. LIMITATIONS OF DAMAGES. EXCEPT FOR BREACH OF THE COVENANTS OF CONFIDENTIALITY AND NON-COMPETITION SET FORTH IN SECTIONS 2.08AND 2.09 AND THE OBLIGATIONS OF INDEMNIFICATION FOR INFRINGEMENT PURSUANT TO SECTION 4.06, ANY LIABILITY OF DEVELOPER FOR DAMAGES OR OTHER CLAIMS HEREUNDER SHALL BE LIMITED TO THE ACTUAL AMOUNTS PAID BY CLIENT TO DEVELOPER HEREUNDER.

     4.06.     THIRD PARTY INFRINGEMENT CLAIMS.

          (a)  DEVELOPER'S INDEMNITY.

               (1) Developer shall indemnify, defend and hold harmless Client against any claim, demand, suit or action (each, a "Claim") by a third party, based upon Client's use of any portion of the Deliverables, including User Documentation infringing a valid, enforceable United States patent, copyright, or other Intellectual Property right, or misappropriates a trade secret (any

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such claimed act, an "Infringement").  Developer shall pay all damages and costs awarded to a third party or agreed to in settlement of a Claim by Developer, and all reasonable attorneys' fees related thereto, provided that Developer shall have been given notice in writing of such Claim within thirty (30) calendar days of the date Client receives actual notice of any such Claim, or Developer shall not have been substantially prejudiced by any delay in the giving of such notice.

               (2) Developer shall control the defense of any Claim, and at its discretion, may enter into a stipulation of discontinuance and settlement thereof. At Developer's expense, Client shall cooperate with Developer and make available all persons, documents and things required by Developer in defense of a Claim.

               (3) If the source code, object code or other Deliverables are determined to constitute an Infringement, or Client's future use thereof is enjoined or restricted, Developer shall: (i) procure from the claimant the license to use of the Deliverables, or (ii) modify the Deliverables to permit Client the use thereof without Infringement, at the election of Developer.

               (4) The indemnity pursuant to this Section 4.06 shall not be available, for any Claim resulting from Client's use of any Deliverable in an operating environment other than that described in the User Documentation.

          (b)  CLIENT INDEMNITY.

               (1) Client shall indemnify, defend and hold Developer harmless against any Claim, to the extent such Claim is based upon an Infringement resulting from Client's pre-existing Intellectual Property or Client's change or modification to any Deliverable (any such Claim, a "Client Infringement Claim"). Client shall pay all damages and costs (including reasonable attorneys' fees) finally awarded to a third party or agreed to in a settlement of such Client Infringement Claim by Client, provided that Client shall have been given notice in writing of such Claim within thirty (30) calendar days of the date Developer receives actual notice of any such Claim, or Client shall not have been substantially prejudiced by any delay in the giving of such notice.

               (2) Client shall control the defense of any Client Infringement Claim, and at its discretion, may enter into a discontinuance or settlement thereof. At Client's expense, Developer shall cooperate with Client and make available to Client all persons, documents and things required by Client in defense of any such Client Infringement Claim.

                         ARTICLE V - TERMINATION

     5.01. TERMINATION BY CLIENT. Client may terminate this Agreement on written notice to Developer if any one or more of the following shall occur:

          (a) Developer breaches the confidentiality provisions set forth in Section 2.08;

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          (b)  Developer breaches the non-competition provisions set forth in Section 2.09;

          (c) Developer breaches any of its other representations, warranties, covenants or agreements set forth herein and such breach continues uncured for 30 days after notice of such breach is first given;

          (d) After payment of the Task Price specified in any Statement of Work or Developer's failure to delivery acceptable Deliverables pursuant to any Statement of Work and in accordance with Article II of this Agreement, Client shall have the right to terminate this Agreement, upon thirty (30) days written notice to Developer, provided that Client shall remain obligated to pay to Developer all undisputed charges for Deliverables delivered and all reimbursable expenses incurred by Developer through the effective date of termination.

     5.02. TERMINATION BY DEVELOPER. Developer may terminate this Agreement on written notice to Client if any one or more of the following shall occur:

          (a)  Client breaches the confidentiality provisions set forth in
Section 2.08;

          (b) Client fails to pay the Task Price or reimbursable expenses pursuant to any Statement of Work within 45 days following the agreed upon payment schedules for any outstanding balances as provided for in the Statement of Work;

          (c) Client engages in conduct making it illegal for Developer to provide the Deliverables in accordance with this Agreement;

          (d) Client breaches any of its other representations, warranties, covenants or agreements set forth herein and such breach continues uncured for 30 days after notice of such breach is first given.

     5.03 TERMINATION.  Upon the termination of this Agreement,

          (a) Client shall pay Developer for all work undertaken in performance of the Statement of Work up to the date of termination, unless such amount or amounts are disputed by Client. Such payment is due upon Developer's submission of an invoice that reasonably documents the extent to which performance of the Statement of Work was completed through such date of termination.

          (b) As contemplated by Section 3.01(c), Developer shall deliver to Client the source code, object code test plans, test cases, test code, design documents, project plans, functional specifications, documentation of source code, build instructions, install instructions, and all other related documentation within fifteen (15) days of the date of termination. Such source code and object code shall be in form suitable for Client's use, including modification thereof or derivation of derivative works.

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                  ARTICLE VI - MISCELLANEOUS PROVISIONS

     6.01. NO ASSIGNMENT. This Agreement may not be assigned by either party without the written consent of the other party hereto; provided, however that either party may assign its rights or obligations under this Agreement to any entity into which it is merged or to which all or a substantial portion of its assets are sold, provided that such entity agrees in writing to be bound by the terms and conditions hereof to the same extent as such party. Subject to the foregoing provision, this Agreement shall be binding upon and the benefits hereof inure to the benefit of each party's permitted assigns and successors.

     6.02. NOTICES. All communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) upon personal delivery or (ii) upon delivery by a nationally or internationally recognized courier, to the address set forth after the signatures to this Agreement or such other address as either party may specify to the other by notice sent in accordance with this Section 6.02.

     6.03. WAIVER. No provision of, right, power or privilege under this Agreement shall be deemed to have been waived by any act, delay, omission or acquiescence on the part of either party, its agents, or employees, but only by an instrument in writing signed by an authorized officer of each party. No waiver by either party of any breach or default of any provision of this Agreement by the other party shall be effective as to any other breach or default, whether of the same or any other provision and whether occurring prior to, concurrent with, or subsequent to the date of such waiver.

      6.04. CHOICE OF LAW, JURISDICTION AND VENUE. This Agreement shall be governed by and construed in accordance with Colorado law, without regard to its choice of law provisions. In event of any failure of the arbitration provision hereof, jurisdiction and venue shall be in the District Courts of the City and County of Denver, Colorado.

     6.05. BINDING ARBITRATION. All disputes or controversies arising under this Agreement shall be subject to binding arbitration, initiated by one party giving written notice thereof to the other party. Arbitration shall be conducted pursuant to the rules then in effect of the American Arbitration Association, in Denver, Colorado. The prevailing party may seek an arbitral award of reasonable costs, including attorneys' fees, incurred in the arbitration. Arbitral awards are enforceable in any court of competent jurisdiction.

     6.06. SURVIVAL. Notwithstanding the termination of this Agreement for whatever reason, Sections 2.08, 2.09, Articles III, IV,V and VI of this Agreement shall survive such termination and remain in full force and effect.

     6.07 ENTIRE AGREEMENT. This Agreement, including any exhibits, Statements of Work, and addenda (a) constitutes the entire agreement of the parties hereto with respect to the subject matter

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hereof and supersedes all prior understandings and agreements, whether written or oral, as to such subject matter and (b) may be amended only by a writing executed by each of the parties hereto.

     6.08. NO AGENCY RELATIONSHIP. No party hereto is authorized to act as the agent, employee, partner, co-joint venturer, or associate of any other party. No party hereto is authorized to act for or in the name of any other party, or to obligate such other party in any manner.

     6.09. NON-RECRUITMENT. No party shall recruit or otherwise attempt to employ the employees of any other party, during the term of this Agreement, and for one year following the termination of this Agreement.

     6.10 HEADINGS. Captions and headings contained in this Agreement have been included for ease of reference and convenience and shall not be considered in interpreting or construing this Agreement.

     6.11. COUNTERPART AND FACSIMILE EXECUTION. This Agreement may be executed in counterpart duplicate originals. Execution may be effected by exchange of facsimiles, followed by delivery of hard copies.









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     IN WITNESS WHEREOF, the parties have executed this Agreement, effective as of the first date above written.

Addresses:                         DEVELOPER:
---------
6 East Street, Suite 200
Frederick, Maryland 21701          THE AUGUST GROUP,  INC., a Delaware
                                        Corporation



                                   By: /s/
                                             President & CEO 2/28/2000
                                      ------------------------------------
                                      (name and title)




                                   CLIENT:
8245 W. 1-25 Frontage Rd, Suite 4
Erie, Colorado  80516                   N-GENSOLUTIONS.COM, INC., a
                                              Delaware Corporation



                                   By: /s/
                                             VP of Operations
                                      -----------------------------------
                                      (name and title)







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